Exhibit 10.17

SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF OFFICER'S EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.16
Each of the following Named Executive Officers has entered into a Form of Employment Agreement:
NAME
Martha Fusco